Exhibit 99.1

Flash Sports & Media Holdings, Inc. (NASDAQ: FLZH) Announces Non-Binding Letter of Intent to Potentially Acquire Controlling Interest in Approximately $35 Million-Revenue Hospitality Group in an All-Preferred Stock Transaction

Purchase Price to Be Paid Entirely in Series A Preferred Stock, Requiring No Cash and No Immediate Issuance of Common Stock at Closing; Acquisition Would Bring Player and Team Hosting In-House Across Flash’s Cricket Leagues

Transaction would give Flash a 51% controlling interest in a Dubai-based hospitality group, vertically integrating accommodation for players, officials and production crews across the LPL and the planned MT20, SG20 and ZT20 leagues.

Consideration of $51 million would be paid entirely in newly created Flash Series A Preferred Stock, requiring no cash and no immediate issuance of common stock at closing; the Series A is expected to carry voting rights and would become convertible beginning 365 days after closing. The proposed transaction is non-binding and remains subject to due diligence, definitive agreements, financing and customary approvals

Dubai, United Arab Emirates — June 30, 2026 — Flash Sports & Media Holdings, Inc. (NASDAQ: FLZH) (“Flash” or the “Company”) today announced that it has entered into a confidential, non-binding Letter of Intent, dated June 27, 2026, to acquire a 51% controlling interest in the assets of Nooa Holdings Ltd (“Nooa”), a Dubai-based hospitality group which generates approximately $35 million in annual revenue through its hotel operations. The Company intends to complete the proposed acquisition through Nooa Corp Inc. (“NOAC”), a newly incorporated subsidiary. The LOI is non-binding with respect to the proposed transaction terms, and there can be no assurance that definitive agreements will be executed or that the transaction will be completed.

The proposed acquisition is designed to bring player, official and production-crew hosting in-house across Flash’s cricket properties. As the Company builds out the Lanka Premier League and prepares to launch new leagues in Malaysia (MT20), Singapore (SG20) and Zimbabwe (ZT20), team accommodation, hospitality and event logistics represent a recurring and significant operating cost. Owning a controlling interest in an established hospitality platform would allow Flash to control the cost and quality of that experience, reduce reliance on third-party providers, and add a hospitality revenue line that operates year-round, beyond the cricket calendar.

Under the terms outlined in the Letter of Intent, Flash would pay a purchase price of $51 million for the 51% interest, payable entirely in shares of newly created Flash Series A Preferred Stock. Using preferred stock as consideration means the transaction would require no cash outlay and would not result in the immediate issuance of any common stock at closing. The Series A Preferred Stock would carry voting rights and, beginning 365 days after closing or upon a contemplated spin-out, would become convertible into shares of Flash common stock. Any issuance or conversion of preferred stock would be subject to applicable Nasdaq listing rules, including stockholder approval to the extent required. The parties intend to evaluate potential tax-efficient structures, subject to legal and tax advice.The Letter of Intent also contemplates a potential future spin-out and separate listing of NOAC, subject to market conditions, financing and regulatory approval. The parties have agreed to use best efforts to complete the proposed transaction within 60 days of signing; however, the timing of any definitive agreement or closing remains subject to diligence, financing, approvals, and other conditions. “Hospitality is one of the largest fixed costs in running a professional cricket league, and it sits right at the center of the player and partner experience,” said Brad Nattrass, CEO of Flash Sports & Media Holdings, Inc. “The proposed transaction, if completed, would allow us to bring hosting in-house across our leagues, we can control quality, capture margin that today flows to outside vendors, and build a revenue stream that works year-round. Nooa gives us an established platform to do exactly that, and we look forward to completing our diligence and working toward definitive agreements.”

Nooa Holdings Ltd is chaired by Amit Kumar Basnet and is headquartered in the Dubai International Financial Centre. Its hotel operations would form the foundation of Flash’s hospitality and player-hosting platform following completion of the proposed transaction.

The Letter of Intent is non-binding with respect to the proposed transaction terms, other than customary provisions relating to confidentiality, exclusivity and the procedures for negotiating definitive agreements. Completion of the transaction is subject to satisfactory due diligence, the negotiation and execution of definitive agreements, Flash securing adequate financing, and the receipt of all required board, shareholder, regulatory and third-party approvals, including any applicable approvals from the U.S. Securities and Exchange Commission and The Nasdaq Stock Market LLC. There can be no assurance that the parties will enter into definitive agreements or that the proposed transaction will be completed on the terms described, or at all.

About Flash Sports & Media Holdings, Inc.

Flash Sports & Media Holdings, Inc. (Nasdaq: FLZH) is a cricket-focused sports and media company seeking to develop and commercialize cricket media, league-management, sponsorship, and related sports-entertainment opportunities. Through its relationship with Innovative Production Group FZ, LLC, Flash is focused on professional cricket properties, media and broadcast opportunities, sponsorships, league operations, and related commercial initiatives. The Company’s business plans remain subject to execution risks, market conditions, definitive agreements, third-party approvals, and the Company’s ability to finance, develop, and commercialize its sports and media initiatives. https://flashsportsandmedia.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements regarding the proposed acquisition of a controlling interest in Nooa Holdings Ltd and its hospitality operations; the anticipated benefits of bringing player, team and production hosting in-house; the expected purchase price and form of consideration; the intended structure of the transaction, including through Nooa Corp Inc. and any potential future spin-out or separate listing; the anticipated timing of any definitive agreements or closing; the development and commercialization of Flash’s cricket and sports-media platforms, including the Lanka Premier League and the planned MT20, SG20 and ZT20 leagues; and the Company’s ability to generate revenues from its activities. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “plan,” “may,” “will,” “could,” “seek,” “estimate,” “potential,” or similar expressions. Forward-looking statements are not guarantees of future performance, events, or results, and readers should not place undue reliance on them.

These forward-looking statements are based on current expectations, estimates, and assumptions and involve known and unknown risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, without limitation: the non-binding nature of the Letter of Intent and the possibility that definitive agreements may not be entered into on acceptable terms, or at all; the results of due diligence; the Company’s ability to secure the debt and equity financing necessary to complete and capitalize the transaction; the possibility that required board, shareholder, regulatory, governmental, league, or third-party approvals, including approvals of the U.S. Securities and Exchange Commission and The Nasdaq Stock Market LLC, may not be obtained; risks relating to the integration of the acquired hospitality operations and the Company’s ability to realize anticipated cost savings, synergies or revenues; the accuracy of the revenue and financial information of Nooa Holdings Ltd relied upon by the Company; the Company’s reliance on third-party partners and counterparties to perform under contractual arrangements; the timing and success of the Company’s expansion into new leagues and markets; general economic, market, and industry conditions; international, geopolitical, and regulatory risks associated with operations in multiple jurisdictions; and the Company’s ability to maintain compliance with applicable listing standards of The Nasdaq Stock Market LLC.

In addition, certain market, industry, and economic data referenced in this press release are based on third-party sources and estimates that the Company believes to be reliable, but the Company has not independently verified such information and makes no representation as to its accuracy or completeness. Additional factors that could cause actual results to differ materially from those described in forward-looking statements can be found in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Investor Relations Contact

Investors@flashsm.com

Company Websites

https://flashsportsandmedia.com

https://www.theipggroup.com

Source: Flash Sports & Media Holdings, Inc. (Nasdaq: FLZH)

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